UNDERTAKING AGREEMENT

This Undertaking Agreement ("Agreement") is entered into as of February 20, 2007, between SGS International, Inc., a Delaware corporation (the "Company"), and Marriott W. Winchester, Jr., the Senior Vice President of Sales and Marketing for the Company (the "Executive").

RECITALS

WHEREAS, Vertis, Inc. has filed a lawsuit against the Executive alleging that during his employment with the Company he breached his obligations under a certain Business Responsibility Agreement, dated July 12, 2005, by and between Vertis, Inc. and the Executive (the Litigation);

WHEREAS, the Company has retained legal counsel and other professionals to assist it in evaluating the Litigation;

WHEREAS, the Executive has advised the Company that he desires to retain independent legal counsel to assist him in connection with the Litigation; and

WHEREAS, the Executive has requested the Company to advance to him the costs for attorneys' fees and expenses actually and reasonably incurred by him in connection with the Litigation;

NOW, THEREFORE, the parties hereto agree as follows:

    Subject to the terms and conditions of this Agreement, the Company agrees to advance to the Executive legal fees and expenses as are actually and reasonably incurred by the Executive in the Litigation (the "Expenses"). The Company and the Executive agree that, unless specifically approved in a resolution adopted by a majority of disinterested directors of the Company, the Company shall not be required to advance, in the aggregate, more than $45,000.00 in Expenses under this Agreement.

    The Executive agrees that any request for advancement of any Expenses shall be submitted in a written statement from the Executive to Benjamin F. Harmon, IV, General Counsel of the Company. Each written statement requesting advancement shall reasonably evidence and explain to the satisfaction of the Company the Expenses incurred by the Executive in connection with the Litigation.

    In consideration for the Company advancing the Expenses, the Executive agrees that he shall reasonably and in good faith cooperate with the Company and the professional advisers retained by the Company in connection with the Litigation.

    The Executive hereby undertakes to repay the amounts of Expenses advanced under this Agreement if (a) the directors of the Company adopt a resolution in which they determine that the Executive is not entitled to indemnification in connection with the Litigation or (b) it is determined under the Bylaws of the Company or the laws of the State of Delaware that the Executive is not entitled to indemnification in connection with the Litigation. The Company agrees to promptly notify the Executive in the event of any such determination. In the event of such a determination, the Executive and the Company shall negotiate and agree in good faith within 30 days of such notice a schedule for the repayment of all advanced Expenses, but in no event shall the Executive take longer than one year from the time the notice is given to repay in full the amounts advanced by the Company under this Agreement.

    Nothing in this Agreement shall be construed to require the Company to advance to the Executive any other costs or expenses, whether or not incurred in connection with the Litigation.

    The Company may terminate this Agreement at any time by giving 10 days' prior written notice to the Executive. Unless otherwise required by law or by the terms of this Agreement, any Expenses incurred by the Executive prior to the time notice is given as provided in this paragraph, shall be paid by the Company in accordance with this Agreement.

    This Agreement contains the entire agreement and understanding of the Company and the Executive with respect to the subject matter of this Agreement. This Agreement shall be construed, governed and enforced in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of February 20, 2007.

SGS INTERNATIONAL, INC.

By: /s/ Henry R. Baughman

Name: Henry R. Baughman

Title: President and CEO

By: /s/ Marriott W. Winchester, Jr.

Marriott W. Winchester, Jr.